UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 7, 2008

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

As previously disclosed, the Sierra Club in September 2004 filed a lawsuit in the United States District Court for the Southern District of Ohio against DPL Inc.’s principal subsidiary, The Dayton Power and Light Company (“DP&L”), and the other owners of the DP&L-operated Stuart electric generating station for alleged violations of the federal Clean Air Act (“CAA”).

On August 7, 2008, DPL Inc. issued a press release announcing that a consent decree was filed with the United States District Court for the Southern District of Ohio in full settlement of these CAA claims.  The consent decree is subject to a 45-day public comment period and review by the U.S. Environmental Protection Agency and the Department of Justice, and final review and approval by the United States District Court.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.  A copy of the consent decree is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release of DPL Inc., dated August 7, 2008.
99.2	Consent Decree filed with the United States District Court for the Southern District of Ohio on August 7, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: August 8, 2008
/s/ Douglas C. Taylor
	Name:	Douglas C. Taylor
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of DPL Inc., dated August 7, 2008.	E

99.2	Consent Decree filed with the United States District Court for the Southern District of Ohio on August 7, 2008.	E